Form of Letter of Transmittal

Exhibit C

Letter of Transmittal

Regarding Shares in

KKR Alternative Corporate Opportunities Fund P

Tendered Pursuant to the Offer to Repurchase
Dated February 25, 2013

This Letter of Transmittal Must Be
Received by KKR Alternative Corporate Opportunities Fund P
by March 25, 2013, Unless the Offer Is Extended.

The Offer and Withdrawal Rights Will Expire
at 12:00 Midnight, Eastern time, on
March 25, 2013, Unless the Offer Is Extended.

Complete this Letter of Transmittal, and Return or Deliver to
KKR Alternative Corporate Opportunities Fund:

Regular Mail:
KKR Alternative Corporate Opportunities Fund
c/o DST Systems, Inc.
PO Box 219284
Kansas City, MO 64121-9284

For additional information:
Phone:   (855) 859-3943

Ladies and Gentlemen:

The undersigned hereby tenders to KKR Alternative Corporate Opportunities Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to repurchase, dated February 25, 2013 (the “Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal.  The Offer to Repurchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Repurchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal.  The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are repurchased by the Fund.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Repurchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Repurchase, the Fund may not be required to repurchase the Shares tendered hereby.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned.  Except as stated in Section 6 of the Offer to Repurchase, this tender is irrevocable.

PLEASE MAIL IN THE ENCLOSED ENVELOPE TO:  KKR Alternative Corporate Opportunities Fund P, c/o DST Systems, Inc., PO Box 219284, Kansas City, MO 64121-9284, or fax to (816) 218-1126. FOR ADDITIONAL INFORMATION, you may call the Fund at (855) 859-3943.

PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder:
Social Security No. or Taxpayer Identification No.:
Telephone Number:
Account Number:

PART 2.	AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

[ ]	All of the undersigned’s Shares.

[ ]	That amount of the undersigned’s Shares having the following dollar value:

$___________________________

Note:  Shareholders desiring to tender Shares for repurchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.  This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for repurchase by the Fund.

[ ]	That amount of the undersigned’s Shares whose value is in excess of the minimum initial investment applicable for the Fund.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 3.	SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-Signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date:

C-4